EXHIBIT (99)(a)

EARNINGS RELEASE

July 20, 2026

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer
828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER 2026 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported second quarter 2026 results with highlights as follows:

Second quarter 2026 highlights:

•	Net earnings were $5.2 million or $0.98 per share and $0.96 per diluted share for the three months ended June 30, 2026, as compared to $5.2 million or $0.97 per share and $0.95 per diluted share for the same period one year ago.
•	Net interest margin was 3.80% for the three months ended June 30, 2026, compared to 3.57% for the three months ended June 30, 2025.

Year-to-date highlights:

•	Net earnings were $9.6 million or $1.81 per share and $1.76 per diluted share for the six months ended June 30, 2026, compared to $9.5 million or $1.79 per share and $1.74 per diluted share for the same period one year ago.
•	Cash dividends were $0.59 per share for the six months ended June 30, 2026, compared to $0.56 per share for the prior year period.
•	Total loans were $1.28 billion at June 30, 2026, compared to $1.20 billion at December 31, 2025.
•	Non-performing assets were $5.2 million or 0.29% of total assets at June 30, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025.
•	Total deposits were $1.57 billion at June 30, 2026, compared to $1.51 billion at December 31, 2025.
•	Core deposits, a non-GAAP measure, were $1.44 billion or 91.63% of total deposits at June 30, 2026, compared to $1.35 billion or 89.44% of total deposits at December 31, 2025.
•	Net interest margin was 3.74% for the six months ended June 30, 2026, compared to 3.54% for the six months ended June 30, 2025.

Net earnings were $5.2 million or $0.98 per share and $0.96 per diluted share for the three months ended June 30, 2026, compared to $5.2 million or $0.97 per share and $0.95 per diluted share for the prior year period. William D. Cable, Sr., President and Chief Executive Officer, noted second quarter net earnings reflect an increase in net interest income, which was partially offset by an increase in the provision for credit losses, a decrease in non-interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $16.0 million for the three months ended June 30, 2026, compared to $14.6 million for the three months ended June 30, 2025. The increase in net interest income is due to a $806,000 increase in interest income and a $565,000 decrease in interest expense. The increase in interest income is primarily due to a $1.5 million increase in interest income and fees on loans, which was partially offset by a $511,000 decrease in interest income on balances due from banks and a $231,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a decrease in average balances outstanding and rate decreases implemented by the Federal Reserve. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve and a $18.8 million decrease in time deposits from March 31, 2026 to June 30, 2026. Net interest income after the provision for credit losses was $15.7 million for the three months ended June 30, 2026, compared to $14.8 million for the three months ended June 30, 2025. The provision for credit losses for the three months ended June 30, 2026 was $293,000, compared to a recovery of $213,000 for the three months ended June 30, 2025.The increase in the provision for credit losses reflects continued growth in total loans, which increased $36.3 million during the three months ended June 30, 2026, compared to an increase of $5.9 million during the three months ended June 30, 2025. Additionally, the increase in the provision for credit losses includes a $29,000 increase in net charge-offs during the three months ended June 30, 2026, compared to the three months ended June 30, 2025.

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Non-interest income was $7.1 million for the three months ended June 30, 2026, compared to $7.7 million for the three months ended June 30, 2025. The decrease in non-interest income is primarily attributable to a $929,000 decrease in appraisal management fee income due to a decrease in appraisal volume, which was partially offset by a $108,000 increase in mortgage banking income due to an increase in secondary mortgage market activity and a $254,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income associated with an increase in valuations for the assets in the deferred compensation plan and an increase in income on Small Business Investment Company (SBIC) investments.

Non-interest expense was $16.1 million for the three months ended June 30, 2026, compared to $15.8 million for the three months ended June 30, 2025. The increase in non-interest expense is primarily attributable to a $482,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/service contract expenses, a $241,000 increase in debit card expense and a $288,000 increase in miscellaneous non-interest expense primarily due to an increase in deferred compensation expense associated with an increase in valuations for the assets in the deferred compensation plan. The increases in non-interest expense were partially offset by a $718,000 decrease in appraisal management fee expense due to a decrease in appraisal volume.

Net earnings were $9.6 million or $1.81 per share and $1.76 per diluted share for the six months ended June 30, 2026, compared to $9.5 million or $1.79 per share and $1.74 per diluted share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, which was partially offset by an increase in the provision for credit losses, a decrease in non-interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $31.1 million for the six months ended June 30, 2026, compared to $28.5 million for the six months ended June 30, 2025. The increase in net interest income is due to a $1.7 million increase in interest income and a $818,000 decrease in interest expense. The increase in interest income is primarily due to a $3.0 million increase in interest income and fees on loans, which was partially offset by a $620,000 decrease in interest income on balances due from banks and a $673,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a decrease in average balances outstanding and rate decreases implemented by the Federal Reserve. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve and a $46.6 million decrease in time deposits from December 31, 2025 to June 30, 2026. Net interest income after the provision for credit losses was $30.2 million for the six months ended June 30, 2026, compared to $28.5 million for the six months ended June 30, 2025. The provision for credit losses for the six months ended June 30, 2026 was $853,000, compared to $55,000 for the six months ended June 30, 2025. The increase in the provision for credit losses reflects continued growth in total loans, which increased $75.2 million during the six months ended June 30, 2026, compared to an increase of $19.6 million during the six months ended June 30, 2025. Additionally, the increase in the provision for credit losses includes a $66,000 increase in net charge-offs during the six months ended June 30, 2026, compared to the six months ended June 30, 2025.

Non-interest income was $13.6 million for the six months ended June 30, 2026, compared to $14.2 million for the six months ended June 30, 2025. The decrease in non-interest income is primarily attributable to a $1.4 million decrease in appraisal management fee income due to a decrease in appraisal volume, which was partially offset by a $216,000 increase in mortgage banking income due to an increase in secondary mortgage market activity and a $492,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income associated with an increase in valuations for the assets in the deferred compensation plan and an increase in income on Small Business Investment Company (SBIC) investments.

Non-interest expense was $31.5 million for the six months ended June 30, 2026, compared to $30.4 million for the six months ended June 30, 2025. The increase in non-interest expense is primarily attributable to a $417,000 increase in salaries and employee benefits expense primarily due to increases in salary and restricted stock expenses, a $761,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/service contract expenses, a $179,000 increase in professional fees primarily due to an increase in consulting expense, a $431,000 increase in debit card expense and a $293,000 increase in miscellaneous non-interest expense primarily due to an increase in deferred compensation expense associated with an increase in valuations for the assets in the deferred compensation plan. The increases in non-interest expense were partially offset by a $1.0 million decrease in appraisal management fee expense due to a decrease in appraisal volume.

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Income tax expense was $1.5 million for the three months ended June 30, 2026 and 2025. The effective tax rate was 22.23% for the three months ended June 30, 2026, compared to 22.56% for the three months ended June 30, 2025. Income tax expense was $2.7 million for the six months ended June 30, 2026, compared to $2.8 million for the six months ended June 30, 2025. The effective tax rate was 22.18% for the six months ended June 30, 2026, compared to 22.69% for the six months ended June 30, 2025. The decrease in the effective tax rate is primarily due to the North Carolina corporate income tax rate decreasing from 2.25% to 2.00% effective January 1, 2026 and the revaluation of the deferred tax asset due to further upcoming reductions in the North Carolina corporate income tax rate.

Total assets were $1.76 billion as of June 30, 2026, compared to $1.70 billion as of December 31, 2025. Available for sale securities were $364.5 million as of June 30, 2026, compared to $377.4 million as of December 31, 2025. Total loans were $1.28 billion as of June 30, 2026, compared to $1.20 billion at December 31, 2025.

Non-performing assets were $5.2 million or 0.29% of total assets at June 30, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025. Non-performing assets comprise $4.0 million in residential mortgage loans, $1.1 million in commercial mortgage loansand $122,000 in other loans at June 30, 2026, compared to $3.6 million in residential mortgage loans and $533,000 in commercial mortgage loans at December 31, 2025.

The allowance for credit losses on loans was $10.6 million or 0.83% of total loans at June 30, 2026, compared to $10.1 million or 0.84% of total loans at December 31, 2025. The allowance for credit losses on loans increased $504,000 primarily due to a $75.2 million increase in total loans from December 31, 2025 to June 30, 2026. The allowance for credit losses on unfunded commitments was $1.6 million at June 30, 2026, compared to $1.4 million at December 31, 2025. The increase in the allowance for credit losses on unfunded commitments was due to a $11.7 million increase in unfunded loan commitments from December 31, 2025 to June 30, 2026. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.57 billion as of June 30, 2026, compared to $1.51 billion as of December 31, 2025. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of less than $250,000, were $1.44 billion at June 30, 2026, compared to $1.35 billion at December 31, 2025. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of $250,000 or more totaled $131.2 million at June 30, 2026, compared to $160.4 million December 31, 2025.

Junior subordinated debentures were $15.5 million at June 30, 2026 and December 31, 2025. Shareholders’ equity was $161.3 million, or 9.14% of total assets, at June 30, 2026, compared to $157.1 million, or 9.23% of total assets, at December 31, 2025.

Peoples Bank operates 15 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg and Iredell Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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CONSOLIDATED BALANCE SHEETS

June 30, 2026, December 31, 2025 and June 30, 2025

(Dollars in thousands)

	June 30, 2026	December 31, 2025	June 30, 2025
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$33,442	$27,721	$33,017
Interest-bearing deposits	27,435	30,384	68,983
Cash and cash equivalents	60,877	58,105	102,000

Investment securities available for sale	364,482	377,363	371,614
Other investments	2,577	2,595	2,648
Total securities	367,059	379,958	374,262

Mortgage loans held for sale	1,742	1,136	1,541

Loans	1,279,539	1,204,388	1,157,975
Less: Allowance for credit losses on loans	(10,630)	(10,126)	(9,792)
Net loans	1,268,909	1,194,262	1,148,183

Premises and equipment, net	14,052	14,162	14,644
Cash surrender value of life insurance	18,099	17,837	17,587
Right of use lease asset	3,140	3,477	3,713
Accrued interest receivable and other assets	31,121	33,211	31,915
Total assets	$1,764,999	$1,702,148	$1,693,845

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$409,330	$394,563	$406,556
Interest-bearing demand, MMDA & savings	850,744	760,883	754,125
Time, $250,000 and over	131,201	160,389	150,580
Other time	176,017	193,390	202,558
Total deposits	1,567,292	1,509,225	1,513,819

Junior subordinated debentures	15,464	15,464	15,464
Lease liability	3,282	3,615	3,844
Accrued interest payable and other liabilities	17,622	16,726	16,713
Total liabilities	1,603,660	1,545,030	1,549,840

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,461,490 shares at 6/30/26, 5,459,441 shares at 12/31/25, 5,459,441 shares at 6/30/25	48,782	48,708	48,708
Common stock held by deferred compensation trust, at cost; 140,163 shares at 6/30/26, 150,288 shares at 12/31/25, 150,463 shares at 6/30/25	(1,081)	(1,510)	(1,527)
Deferred compensation	1,081	1,510	1,527
Retained earnings	142,055	135,645	127,506
Accumulated other comprehensive loss	(29,498)	(27,235)	(32,209)
Total shareholders' equity	161,339	157,118	144,005

Total liabilities and shareholders' equity	$1,764,999	$1,702,148	$1,693,845

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CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2026 and 2025

(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$18,196	$16,648	$35,669	$32,664
Interest on due from banks	195	706	436	1,056
Interest on investment securities:
U.S. Government sponsored enterprises	1,948	2,087	3,869	4,348
State and political subdivisions	693	694	1,387	1,388
Other	494	585	1,041	1,234
Total interest income	21,526	20,720	42,402	40,690

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	3,058	2,729	5,945	5,381
Time deposits	2,283	3,152	4,952	6,285
Junior subordinated debentures	217	242	434	483
Total interest expense	5,558	6,123	11,331	12,149

NET INTEREST INCOME	15,968	14,597	31,071	28,541
PROVISION FOR CREDIT LOSSES	293	(213)	853	55
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	15,675	14,810	30,218	28,486

NON-INTEREST INCOME:
Service charges	1,383	1,372	2,784	2,784
Other service charges and fees	172	156	350	342
Gain/(loss) on sale of securities	-	-	-	(4)
Mortgage banking income	149	41	284	68
Insurance and brokerage commissions	248	258	517	495
Appraisal management fee income	3,044	3,973	5,664	7,015
Miscellaneous	2,147	1,893	4,014	3,522
Total non-interest income	7,143	7,693	13,613	14,222

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,127	7,168	14,373	13,956
Occupancy	2,540	2,058	4,847	4,086
Professional fees	565	559	1,245	1,066
Advertising	231	245	490	498
Debit card expense	468	227	894	463
FDIC insurance	197	193	391	382
Appraisal management fee expense	2,438	3,156	4,533	5,575
Miscellaneous	2,522	2,234	4,680	4,387
Total non-interest expense	16,088	15,840	31,453	30,413

EARNINGS BEFORE INCOME TAXES	6,730	6,663	12,378	12,295
INCOME TAXES	1,496	1,503	2,746	2,790

NET EARNINGS	$5,234	$5,160	$9,632	$9,505

PER SHARE AMOUNTS
Basic net earnings	$0.98	$0.97	$1.81	$1.79
Diluted net earnings	$0.96	$0.95	$1.76	$1.74
Cash dividends	$0.21	$0.20	$0.59	$0.56
Book value	$30.32	$27.12	$30.32	$27.12

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FINANCIAL HIGHLIGHTS

For the three and six months ended June 30, 2026 and 2025, and the year ended December 31, 2025

(Dollars in thousands)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2026	2025	2026	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$408,135	$415,919	$409,241	$424,518	$418,469
Loans	1,252,389	1,156,140	1,237,538	1,149,274	1,165,212
Earning assets	1,685,090	1,639,475	1,674,171	1,625,624	1,653,293
Assets	1,729,520	1,680,854	1,720,950	1,666,177	1,695,711
Deposits	1,543,197	1,513,519	1,535,510	1,502,234	1,525,479
Shareholders' equity	156,837	137,223	159,001	136,373	148,795

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.80%	3.57%	3.74%	3.54%	3.57%
Return on average assets	1.21%	1.23%	1.13%	1.15%	1.17%
Return on average shareholders' equity	13.38%	15.08%	12.22%	14.06%	13.33%
Average shareholders' equity to total average assets	9.07%	8.16%	9.24%	8.18%	8.77%

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	June 30, 2026	June 30, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,630	$9,792	$10,126
Allowance for credit losses on unfunded commitments	1,585	1,258	1,403
Provision for credit losses (2)	293	55	938
Charge-offs (2)	(347)	(284)	(852)
Recoveries (2)	180	183	347

ASSET QUALITY:
Non-accrual loans	$5,200	$4,822	$4,176
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$5,200	$4,822	$4,176
Non-performing assets to total assets	0.29%	0.28%	0.25%
Allowance for credit losses on loans to non-performing assets	204.42%	203.07%	242.48%
Allowance for credit losses on loans to total loans	0.83%	0.85%	0.84%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.15%	0.29%	0.24%
Risk Grade 2 (high quality)	20.45%	20.23%	19.42%
Risk Grade 3 (good quality)	73.13%	71.53%	72.92%
Risk Grade 4 (management attention)	5.59%	6.97%	6.71%
Risk Grade 5 (watch)	0.22%	0.46%	0.30%
Risk Grade 6 (substandard)	0.46%	0.52%	0.41%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At June 30, 2026, including non-accrual loans, there were no relationships exceeding $1.0 million Watch and Substandard risk grades. At June 30, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.4 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2025, including non-accrual loans, there were no relationships exceeding $1.0 million Watch and Substandard risk grades.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.58% and is reduced by the related nondeductible portion of interest expense.

(2)	For the six months ended June 30, 2026 and 2025, and the year ended December 31, 2025.

(END)

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